                                                                EXHIBIT 4(11)


                             DTE ENERGY COMPANY (a)
                  PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                                OF COMMON STOCK


                                                                                                    Twelve Months
                                                                                                        Ended
                                                                                                 September 30, 1995
                                                                                                 ------------------

                                                                                        (Thousands, except per share amounts)
PRIMARY:
  Earnings for Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $     419,614
  Weighted average number of common shares outstanding (b)  . . . . . . . . . . . . . . . . . . .         144,877
  Earnings per share of Common Stock based on weighted
    average number of shares outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $        2.90

FULLY DILUTED:
  Earnings for Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $     419,614
  Convertible Preferred Stock dividends   . . . . . . . . . . . . . . . . . . . . . . . . . . . .             265
                                                                                                    -------------
                                                                                                    $     419,879
                                                                                                    =============


  Weighted average number of common shares outstanding (b)  . . . . . . . . . . . . . . . . . . .         144,877
  Conversion of convertible Preferred Stock   . . . . . . . . . . . . . . . . . . . . . . . . . .             298
                                                                                                    -------------
                                                                                                          145,175
                                                                                                    =============


  Earnings per share of Common Stock assuming conversion of
    outstanding convertible Preferred Stock   . . . . . . . . . . . . . . . . . . . . . . . . . .   $        2.89

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(a)   As reported in Item 2 hereof, DTE Energy Company became the sole owner of
      The Detroit Edison Company on January 1, 1996. DTE Energy Company is, for financial reporting purposes, substantially the same as The Detroit Edison Company.

(b)   Based on a daily 1995 average for The Detroit Edison Company.